As filed with the Securities and Exchange Commission on December 21, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aradigm Corporation
(Exact name of registrant as specified in its charter)

California	94-3133088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3929 Point Eden Way
Hayward, California 94545
(510) 265-9000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Igor Gonda
President and Chief Executive Officer
3929 Point Eden Way
Hayward, California 94545
(510) 265-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James Kitch, Esq.
Peter Werner, Esq.
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price(2)	Registration Fee
Common Stock, no par value per share(1)	$60,000,000	$1,842

(1)	Each share of common stock includes an associated preferred stock purchase right under the Rights Agreement, dated December 1, 2005, between the registrant and Computershare Trust Company, as rights agent, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2007

PROSPECTUS

ARADIGM CORPORATION

$60,000,000

Common Stock

From time to time, we may offer up to $60,000,000 of our common stock, no par value per share, pursuant to this prospectus.

We may offer the shares from time to time at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the common stock being offered.

Our common stock is traded on the OTC Bulletin Board under the symbol “ARDM.” On December 20, 2007, the last reported sale price of our common stock on the OTC Bulletin Board was $1.50.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other subsequently filed documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any common stock unless accompanied by a prospectus supplement.

The common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of those securities and the net proceeds that we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Our principal address is 3929 Point Eden Way, Hayward, California 94545. Our telephone number is (510) 265-9000.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other subsequently filed documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements may be identified by the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding our future expenses, sales and operations;

•	our estimates of future revenues such as license fees, milestone payments and royalties from licensing agreements with collaborators;

•	our reliance on a small number of vendors and contract manufacturers to supply us with specialized equipment, tools and components;

•	our limited manufacturing capacity and dependence on contract manufacturers and collaborators;

•	our ability to establish our own sales, marketing and distribution capabilities;

•	our ability to receive government grants and other means of non-dilutive financing;

•	supplementation of our product pipeline with in-licensed products;

•	expenses associated with payment of license fees, milestone payments and royalties for in-licensed products;

•	our anticipated cash needs and our estimates regarding our capital requirements and our need for additional financing;

•	the expected development path and timing of our product candidates;

•	our expectations regarding the use of Section 505(b)(2) of the United States Food, Drug and Cosmetic Act and an expedited development and regulatory process;

•	our ability to obtain and derive benefits from orphan drug designation;

•	our ability to anticipate the future needs of our customers;

•	our plans for future products and enhancements of existing products;

•	our growth strategy elements;

•	our intellectual property and our freedom to operate without infringing on the intellectual property rights of others;

•	the anticipated trends and challenges in the markets in which we operate; and

•	our ability to attract customers and attain adequate market acceptance by health professionals and patients.

These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus for a variety of reasons, including those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other subsequently filed documents that are incorporated by reference into this prospectus.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate and working capital purposes. We may also use a portion of the proceeds for the potential acquisition of, or investment in, product candidates, technologies, formulations or companies that complement our business, although we have no current understandings, commitments or agreements to do so.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. The rights and preferences of the preferred stock may be established from time to time by our board of directors, without shareholder approval. The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description you should refer to our articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which the prospectus is a part. As of December 13, 2007, there were:

•	54,322,705 shares of common stock outstanding held by 212 holders of record; and

•	No shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our articles of incorporation provide shareholders the ability to cumulate their votes in the election of directors; provided, however, that the shareholders shall not be entitled to cumulate as long as we are a “listed corporation” as defined in Section 301.5 of the California Corporations Code. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has designated 1,500,000 shares of preferred stock as Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock is purchasable only upon exercise of the rights under our shareholder rights plan, discussed below. Our board of directors has the authority to issue the remaining undesignated shares of preferred stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any new series of preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, prices, liquidation preferences, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control transaction and may adversely affect the voting and other rights of the holders of our common stock. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. At present, we have no plans to issue any additional shares of our preferred stock.

Warrants

As of December 13, 2007, we had outstanding warrants to purchase an aggregate of 426,669 shares of our common stock with a weighted average exercise price of $10.41 per share. The warrants expire between March 12, 2008 and December 22, 2008, with a weighted average remaining term of 370 days.

Shareholder Rights Plan

In August 1998, we adopted a shareholder rights plan pursuant to which we distributed rights to purchase shares of Series A Junior Participating Preferred Stock as a dividend at the rate of one right for each share of common stock outstanding. The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of us or to deprive our shareholders of their interest in our long-term value. The shareholder rights plan seeks to achieve these goals by encouraging a potential acquirer to negotiate with our board of directors to redeem the rights and allow the potential acquirer to acquire our shares without suffering significant dilution. However, these rights could deter or prevent transactions that shareholders deem to be in their interests and could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

Until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of our outstanding common stock, such person or entity being referred to as an acquiring person, or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or entity acquires beneficial ownership of 15% or more of our outstanding common stock) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity acquires beneficial ownership of 15% or more of our outstanding common stock, the earlier of such dates being called the distribution date, the rights trade with, and are not separable from, our common stock and are not exercisable.

In the event that any person or group of affiliated or associated persons becomes a beneficial ownership of 15% or more of our outstanding common stock, each holder of a right, other than rights beneficially owned by the acquiring person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the right. In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to an acquiring person, its associates or affiliates or certain other persons in which such persons have an interest, each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

The rights will expire at the close of business on September 8, 2008. At any time prior to the earliest of (i) the day of the first public announcement that a person has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) September 8, 2008, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. Following the expiration of the above periods, the rights become nonredeemable. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that, from and after such time as the rights are distributed, no such amendment may adversely affect the interest of the holders of the rights, excluding the interests of an acquiring person.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws, California Law and Our Other Agreements

Certain provisions of our articles of incorporation, our bylaws and the California Corporations Code could discourage a third party from acquiring, or make it more difficult for a third party to acquire, control of our company without approval of our board of directors. These provisions could also limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain provisions allow the board of directors to authorize, without shareholder approval, the issuance of preferred stock with rights superior to those of the common stock. We are also subject to the provisions of Section 1203 of the California Corporations Code which requires us to provide a fairness opinion to our shareholders in connection with their consideration of any proposed “interested party” reorganization transaction.

We have also adopted an Executive Officer Severance Plan and a Form of Change of Control Agreement, both of which may provide for the payment of benefits to our officers in connection with an acquisition. The severance plan and our change of control agreements may discourage, delay or prevent a third party from acquiring us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

OTC Bulletin Board Listing

Our common stock is currently quoted on the OTC Bulletin Board, an electronic quotation service for securities traded over-the-counter, under the symbol “ARDM.”

Shares Eligible For Future Sale

As of December 13, 2007, Novo Nordisk A/S beneficially owned 1,573,673 shares of our outstanding common stock. Pursuant to that certain Amended and Restated Stock Purchase Agreement we entered into with Novo Nordisk A/S and Novo Nordisk Pharmaceuticals, Inc. in connection with the January 2005 restructuring of our collaboration with Novo Nordisk, Novo Nordisk agreed not to transfer or dispose of any shares of our common stock, with limited exceptions, until January 1, 2009, or the earlier occurrence of certain specified events.

The remaining shares of our common stock are freely tradable, except that any shares held by our “affiliates,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, may only be sold in compliance with certain requirements of Rule 144, including volume limitations, manner of sale provisions, notice requirements and the availability of current public information about us. In connection with any underwritten public offering undertaken pursuant to this prospectus, certain of our directors, officers and shareholders may enter into lock-up agreements with the underwriters of such public offering.

PLAN OF DISTRIBUTION

We may sell the common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the common stock, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may also sell the common stock directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of the common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares of common stock so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the OTC Bulletin Board may engage in passive market making transactions in the common stock on the OTC Bulletin Board in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Cooley Godward Kronish llp, San Francisco, California will pass on the validity of the common stock being offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

We have retained Odenberg, Ullakko, Muranishi & Co. LLP to audit our financial statements for the fiscal year ending December 31, 2007.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The SEC’s Internet site can be found at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference in the prospectus the following information or documents that we have filed with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to those items):

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	our Current Reports on Form 8-K, filed with the SEC on January 30, 2007, February 26, 2007, April 17, 2007, June 5, 2007, July 11, 2007, July 24, 2007, August 14, 2007, September 4, 2007 and September 6, 2007;

•	our definitive proxy statement on Schedule 14A for our annual meeting of shareholders, filed with the SEC on May 2, 2007; and

•	the description of our common stock contained in our Registration Statement on Form 8-A.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces that information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to those items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in those future filings updates and supplements the information provided in this prospectus. Any statements in any of those future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace those earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into those documents. Requests should be directed to: Aradigm Corporation, Attention: General Counsel, 3929 Point Eden Way, Hayward, California 94545.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee	$1,842
FINRA filing fee	6,500
Accounting fees and expenses	15,000
Legal fees and expenses	20,000
Transfer agent fees and expenses	3,000
Printing and miscellaneous expenses	10,000

Total	$56,342

Item 15.	Indemnification of Directors and Officers.

Our articles of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, to the extent permitted by California law, and (ii) permit us to indemnify our directors and officers, employees and other agents to the fullest extent permitted by the California Corporations Code. Pursuant to Section 317 of the California Corporations Code, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against any expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the directors’ duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend.

We have entered into indemnity agreements with certain officers and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officers and directors may be required to pay in actions, suits or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of us, and otherwise to the full extent permitted under California law and our bylaws.

We maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits to the amount of coverage.

Item 16.	Exhibits.

Exhibit		Description

3	.1(1)	Amended and Restated Articles of Incorporation of the Company.
3	.2(2)	Bylaws of the Company, as amended.
3	.3(3)	Certificate of Determination of Series A Junior Participating Preferred Stock.
3	.4(4)	Certificate of Determination and Preferences of Series A Convertible Preferred Stock.
3	.5(3)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.
3	.6(3)	Certificate of Amendment of Certificate of Determination of Series A Junior Participating Preferred Stock.

Exhibit		Description

3	.7(5)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.
3	.8(5)	Certificate of Amendment of Certificate of Determination of Series A Junior Participating Preferred Stock.
3	.9(6)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9.
4	.2(1)	Specimen common stock certificate.
5.1		Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Counsel (included in Exhibit 5.1).
24.1		Power of Attorney. Reference is made to the signature page.

(1)	Incorporated by reference to the Company’s Form S-1 (No. 333-4236), as amended.

(2)	Incorporated by reference to the Company’s Form 10-Q filed on August 14, 1998.

(3)	Incorporated by reference to the Company’s Form 10-K filed for the year ended December 31, 2001.

(4)	Incorporated by reference to the Company’s Form S-3 (No. 333-76584).

(5)	Incorporated by reference to the Company’s Form 10-Q filed on August 13, 2004.

(6)	Incorporated by reference to the Company’s Form 10-K filed for the year ended December 31, 2005.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on December 20, 2007.

ARADIGM CORPORATION

By:	/s/ Igor Gonda
Igor Gonda
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Igor Gonda and Norman Halleen, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Igor Gonda Igor Gonda	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2007

/s/ Norman Halleen Norman Halleen	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2007

/s/ Virgil D. Thompson Virgil D. Thompson	Chairman of the Board of Directors	December 20, 2007

/s/ Frank H. Barker Frank H. Barker	Director	December 20, 2007

/s/ Stephen O. Jaeger Stephen O. Jaeger	Director	December 20, 2007

/s/ John M. Siebert John M. Siebert	Director	December 20, 2007

EXHIBIT INDEX

Exhibit		Description

3	.1(1)	Amended and Restated Articles of Incorporation of the Company.
3	.2(2)	Bylaws of the Company, as amended.
3	.3(3)	Certificate of Determination of Series A Junior Participating Preferred Stock.
3	.4(4)	Certificate of Determination and Preferences of Series A Convertible Preferred Stock.
3	.5(3)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.
3	.6(3)	Certificate of Amendment of Certificate of Determination of Series A Junior Participating Preferred Stock.
3	.7(5)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.
3	.8(5)	Certificate of Amendment of Certificate of Determination of Series A Junior Participating Preferred Stock.
3	.9(6)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9.
4	.2(1)	Specimen common stock certificate.
5.1		Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Counsel (included in Exhibit 5.1).
24.1		Power of Attorney. Reference is made to the signature page.

(1)	Incorporated by reference to the Company’s Form S-1 (No. 333-4236), as amended.

(2)	Incorporated by reference to the Company’s Form 10-Q filed on August 14, 1998.

(3)	Incorporated by reference to the Company’s Form 10-K filed for the year ended December 31, 2001.

(4)	Incorporated by reference to the Company’s Form S-3 (No. 333-76584).

(5)	Incorporated by reference to the Company’s Form 10-Q filed on August 13, 2004.

(6)	Incorporated by reference to the Company’s Form 10-K filed for the year ended December 31, 2005.